Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-116864 (as amended by Post-Effective Amendment No.1), 333-143164, and 333-159422 (as amended by Post-Effective Amendment No. 1) of Cabela's Incorporated on Form S-8 of our report dated June 23, 2015, appearing in the Annual Report on Form 11-K of Cabela's Incorporated 401(k) Savings Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 23, 2015